Exhibit 10.53

GUARANTY

This Guaranty (the “Guaranty”) is made as of May 9, 2023, by Michael McLaren, an individual (“Guarantor”), in favor of The Loev Law Firm, PC, a Texas professional corporation (“Creditor”).

RECITALS

A. Guarantor is the Chief Executive Officer and majority voting shareholder of American International Holdings Corp., a Nevada corporation (the “Maker”).

B. The Maker has entered into a Secured Promissory Note with the Creditor, dated on or around the date hereof, whereas the Maker has agreed that it owes $40,000 to the Creditor in consideration for legal services rendered (the “Note”).

C. Guarantor has agreed to guaranty the amounts due under the Note, as additional security therefore and Guarantor will substantially benefit, directly or indirectly, from the Note and the terms and conditions thereof, due to his relation to Maker, including, as majority voting shareholder thereof.

D. It is a condition precedent to Creditor agreeing to the terms of the Note, that Guarantor execute and deliver to Creditor a guaranty in the form hereof.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Creditor as follows:

1. Definitions. In addition to the other terms defined throughout this Guaranty, when used in this Guaranty, capitalized terms shall have the meanings specified in the Note and as follows:

1.1. “Event of Default” shall mean the failure of Maker to (a) pay any amounts due under the Note when due; (b) any violation, breach or failure to comply with any term, condition, covenant and agreement of this Agreement or the other Transaction Documents by the Maker; and/or (c) the occurrence of any Event of Default under the Note or other Transaction Documents.

1.2. “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

1.3. “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Guaranty

1.4. “Obligations” shall mean the principal of, and interest on, the Note (as such may be increased from time to time) and any renewal, extension or refinancing thereof and all of the Maker’s obligations under the Note.

1.5. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

1.6. “Transaction Documents” has the meaning given to such term in the Note.

2.	The Guaranty.

2.1. The Guaranty. Guarantor, for himself, his successors and assigns, hereby unconditionally and absolutely guarantees to Creditor the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations. This is a guaranty of payment and performance and not of collection.

2.2.	Waivers and Consents.

2.2.1. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Creditor may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any increase or decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Transaction Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Creditor in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Creditor or by operation of applicable Law or otherwise,liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of Maker or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

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2.2.2. Upon the occurrence and during the continuance of any Event of Default, Creditor may enforce this Guaranty independently of any other remedy, guaranty or security Creditor at any time may have or hold in connection with the Obligations, and it shall not be necessary for Creditor to marshal assets in favor of Maker, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Creditor to marshal assets in favor of Maker or any other Person or to proceed against Maker or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Creditor may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion. Creditor may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Creditor and Maker may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

2.2.3. The rights of Creditor hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Creditor upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid. The rights of Creditor created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Maker or any other guarantor of the Obligations and whether or not Maker or any other guarantor of the Obligations shall have any personal liability with respect thereto.

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2.2.4. To the extent permitted by applicable law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of: (i) any disability or other defense of Maker or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Maker or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Creditor to marshal assets in favor of Maker or any other Person; (v) any failure of Creditor to give notice of sale or other disposition of collateral to Maker or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Creditor to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Creditor to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Creditor or others that directly or indirectly results in or aids the discharge or release of Maker or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Creditor to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Creditor, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Creditor for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Creditor that is authorized by this Section or any other provision of any Transaction Document. Until all of the Obligations have been paid in full, Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

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2.3. Condition of Maker. Guarantor represents and warrants to Creditor that he has established adequate means of obtaining from Maker, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of Maker and his assets and properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Creditor (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Maker or its assets or properties, whether now known or hereafter known by Creditor during the life of this Guaranty. With respect to any of the Obligations, Creditor need not inquire into the powers of Maker or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4. Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Maker to Creditor on the Obligations shall have been paid in full.

2.5. Subrogation; Subordination. Guarantor expressly waives any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against Maker as a guarantor of the Obligations and any other legal or equitable claim against Maker arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Creditor under the Obligations shall have been paid in full and all commitments to lend have been terminated or expired. In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Creditor under the Obligations shall have been paid in full, Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Maker. Until all amounts owing to Creditor under the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from Maker in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Creditor in connection with any collateral for the Obligations, and Guarantor expressly waives any right to enforce any remedy that Creditor now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Creditor. No claim which any Guarantor may have against any other guarantor of any of the Obligations or against Maker, to the extent not waived pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full and all such payments are not subject to any right of recovery.

Guaranty

2.6. Guarantee is Independent and Absolute. The obligations of Guarantor hereunder are independent of the obligations of Maker and of any other Person who may become liable with respect to the Obligations. Guarantor is jointly and severally liable with Maker and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Maker, any other guarantor, or any other person for any Obligations guaranteed hereby and whether or not Maker, any other guarantor, or any other persons are joined in any action against Guarantor. Guarantor further agrees that Creditor shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Creditor may pursue or omit to pursue any and all rights and remedies Creditor has against any person or with respect to any security in any order or simultaneously or in any other manner. All rights of Creditor and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Transaction Documents, and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Maker in respect of, the Obligations, until full payment thereof.

3. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Creditor as follows:

3.1. Authorization. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have, to the extent necessary, been duly authorized by all necessary action of Guarantor.

3.2. Enforceability. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

3.3. Absence of Conflicting Obligations. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law and any agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound.

3.4. Consideration for Guaranty. Guarantor acknowledges and agrees with Creditor that but for the execution and delivery of this Guaranty by Guarantor, Creditor would not have entered into the Note. Guarantor acknowledges and agrees that the Note will result in significant benefit to Guarantor.

4.	Covenants of the Guarantor.

4.1. Actions by Guarantor. Guarantor shall not take or permit any act, or omit to take any act that would: (a) cause Maker to breach any of the Obligations; (b) impair the ability of Maker to perform any of the Obligations; or (c) cause an Event of Default under the Note.

Guaranty

4.2. Reporting Requirements. Guarantor shall furnish, or cause to be furnished, to Creditor such information respecting the business, assets and financial condition of Guarantor as Creditor may reasonably request.

5.	Miscellaneous.

5.1. Expenses and Attorneys’ Fees. Guarantor shall pay all reasonable fees and expenses incurred by Creditor, including the reasonable fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Maker or Guarantor, both before and after judgment.

5.2. Revocation. This is a continuing guaranty and shall remain in full force and effect until Creditor receives written notice of revocation signed by Guarantor. Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Creditor shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3. Assignability; Successors. Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Creditor. The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Creditor, its successors and assigns.

5.4. Survival. All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document.

5.5. Governing Law. This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Texas applicable to contracts made and wholly performed within such state.

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5.6. Counterparts. This Guaranty and any signed agreement or instrument entered into in connection with this Guaranty, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Guaranty and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.7. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 5.7, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 5.7, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.8. Amendment. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Creditor.

5.9. Authority to Enter Into Guaranty. Each of the parties to this Guaranty hereby represents and warrants that it is duly authorized and empowered to execute, deliver and perform this Guaranty and that such action does not conflict with or violate any provision of Law, regulation, policy, contract, deed of trust or other instrument to which it is a party or by which it is bound and that this Guaranty constitutes a valid and binding obligation of it enforceable in accordance with its terms. Assuming the due authorization, execution and delivery of this Guaranty by the parties hereto and thereto, this Guaranty constitutes, the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

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5.10. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.11. Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Creditor against any liability therefor.

5.12. Rules of Construction. Interpretation of this Guaranty shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Guaranty unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Guaranty, including the Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Guaranty shall mean “including without limitation,” unless otherwise specified; (f) references to “written” or “in writing” include in electronic form; (g) the headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty; (h) the parties hereto have each participated in the negotiation and drafting of this Guaranty and if an ambiguity or question of interpretation should arise, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in any of this Guaranty; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless business days are expressly specified; and (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Guaranty, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next succeeding business day.

5.13. WAIVER OF RIGHT TO JURY TRIAL. GUARANTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, GUARANTOR AGREES THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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5.14. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. AS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS TRANSACTION:

THE GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS GUARANTY OR THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF TEXAS LOCATED IN HARRIS COUNTY AND THE GUARANTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS. THE GUARANTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

Guarantor consents to the service of process in any such action or proceeding by certified mail sent to the address specified in Section 5.7.

Nothing contained herein shall affect the right of Creditor to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

[Remainder of page left intentionally blank. Signature page follows.]

Guaranty

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the day and year first above written.

“Guarantor”

Michael McLaren

Address for Notice:

205 S Bailey Street Electra Texas 76360

Emai: mikem@cyclenrgy.com

Acceptance By Creditor:

The Loev Law Firm, PC

David M. Loev
Managing Partner

Address for Notice:

The Loev Law Firm, PC
Attn:	David M. Loev
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone:	(713) 524-4110
Fax:	(713) 524-4122
Email:	dloev@loevlaw.com

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